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                            AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), made and entered into as of October __,1996, is by and between THE O'BOISIE CORPORATION, an Illinois corporation (the "Borrower"), and REPUBLIC ACCEPTANCE CORPORATION, a Minnesota Corporation (the "Lender").

                                       RECITALS

         1. The Lender and the Borrower entered into a Credit Agreement dated as of July 3, 1996 (the "Credit Agreement"); and

         2. The Borrower desires to amend certain provisions of the Agreement, and the Lender has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

                                      AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

         Section 1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

         Section 2. AMENDMENTS. The Credit Agreement is hereby amended as follows:

    2.1 DEFINITIONS. The definition of "COMMITMENTS", "NOTES", "TOTAL COMMITMENT AMOUNT"and "TOTAL OUTSTANDINGS" contained in Section 1.1 of the Credit Agreement are amended in their entirety as follows:

         "COMMITMENTS": The Revolving Commitment, the Term Loan Commitment and the Additional Term Loan Commitment.

         "NOTES":  The Revolving Note, The Term Note and the Additional Term
Note.

         "TOTAL COMMITMENT AMOUNT": The sum of the Revolving Commitment Amount, the Term Loan Commitment Amount and the Additional Term Loan Commitment Amount.

         "TOTAL OUTSTANDINGS": At the time of any determination, the sum of the unpaid balance of the Revolving Note, the unpaid balance of the Term Note and the unpaid balance of the Additional Term Note.

    Section 1.1 of the Credit Agreement is further amended by adding the definitions of


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 ""ADDITIONAL TERM LOAN", ADDITIONAL TERM LOAN COMMITMENT","ADDITIONAL TERM LOAN
COMMITMENT AMOUNT" and "ADDITIONAL TERM NOTE" thereto in correct alphabetical order:

         "ADDITIONAL TERM LOAN":  As defined in Section 2.1.

         "ADDITIONAL TERM LOAN COMMITMENT": The obligation of the Lender to make a term loan to the Borrower in the Additional Term Loan Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

         "ADDITIONAL TERM LOAN COMMITMENT AMOUNT":  As defined in Section 2.1.

         "ADDITIONAL TERM NOTE":  As defined in Section 2.3.


         2.2 THE NOTES. Section 2.3 of the Credit Agreement is amended in its entirety as follows:

         Section 2.3 THE NOTES. The Advances on the Revolving Loan shall be evidenced by a single promissory note (the "Revolving Note"), substantially in the form of Exhibit 2.3 (a) hereto, in the amount of the Revolving Commitment Amount originally in effect. The Term Loan shall be evidenced by a promissory note (the "Term Note"), substantially in the form of Exhibit 2.3 (b) hereto, in an amount equal to the Term Loan Commitment Amount. The Additional Term Loan shall be evidenced by a promissory note (the "Additional Term Note"), substantially in the form of Exhibit 2.3 (c) hereto, in an amount equal to the Additional Term Loan Commitment Amount. The Lender shall enter in its ledgers and records the payments made on the Term Loan, the Additional Term Loan and Advances made and the payments made thereon, and the Lender is authorized by the Borrower to enter on schedules attached to the Notes a record of such Advances and repayments.

         2.3   INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST. Section
2.4 of the Credit Agreement is amended in its entirety as follows:

         Section 2.4 INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST. Interest shall accrue and be payable on the unpaid balance of the Revolving Note at a floating rate per annum equal to the sum of the Reference Rate plus 1.75% (the latter being the "Applicable Revolving Margin"); PROVIDED, HOWEVER, that any amount of principal of the Revolving Note not paid when due (whether at such date or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Revolving Margin, plus (c) 3 1/2%. Interest shall accrue and be payable on the unpaid balance of the Term Note at a floating rate per annum equal to the sum of the Reference Rate plus 1.75% (the latter being the "Applicable Term Margin"); PROVIDED, HOWEVER, that any amount of principal of the Term Note not paid when due after giving effect to any applicable grace period, if any (whether at the date scheduled therefor or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Term Margin, plus (c) 3 1/2%. Interest shall accrue and be payable on the unpaid balance of the Additional Term Note at a floating rate per annum equal to the sum of the Reference


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Rate plus 3.00% (the latter being the "Applicable Additional Term Margin");
PROVIDED, HOWEVER, that any amount of principal of the Additional Term Note not paid when due after giving effect to any applicable grace period, if any (whether at the date scheduled therefor or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Additional Term Margin, plus
(c) 3 1/2%. If any amount of principal of the Revolving Note, the Term Note and/or the Additional Term Note is not paid when due (whether at such date or upon acceleration following an Event of Default) the Revolving Note shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Revolving Margin, plus (c) 3 1/2%, the Term Note shall thereafter bear interest at a floating rate equal to the sum of
(a) the Reference Rate, plus (b) the Applicable Term Margin, plus (c) 3 1/2%, the Additional Term Note shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Revolving Margin, plus (c) 3 1/2%. Interest shall be payable monthly in arrears and upon final payment of the respective Notes.

    2.4 ADDITIONAL TERM LOAN. A new section 2.1(c) is added to provide as follows:.

         Section 2.1(c) ADDITIONAL TERM LOAN. An Additional Term Loan to mature June 1, 1999 (the "Additional Term Loan") from the Lender to the Borrower on the Closing Date in the amount of $1,000,000 (the "Additional Term Loan Commitment Amount"); PROVIDED, HOWEVER, that the Additional Term Loan will not be made if, after giving effect thereto, the Total Outstandings would exceed the Borrowing Base (including the Equipment).

         2.5 REPAYMENT OF THE ADDITIONAL TERM LOAN. A new section 2.7(d) is added to provide as follows:.

         Section 2.7(d) REPAYMENT OF THE ADDITIONAL TERM LOAN. Principal of the Additional Term Note is payable as provided in the Additional Term Note.
The Borrower may prepay the Additional Term Note at any time without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $50,000 or an integral multiple thereof. Amounts so prepaid cannot be reborrowed. In the event that Borrower secures an Initial Public Offering, the Additional Term Note shall be due and payable immediately upon the funding of the Initial Public Offering.


         Section 3. EFFECTIVENESS OF AMENDMENTS. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

    3.1  This Amendment, duly executed by the Borrower.

    3.2 A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the


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Articles of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Lender with a certificate of the Secretary of the Borrower dated July 3, 1996, and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment, and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

         3.3 Certified copies of all documents evidencing any necessary corporate action or consent with respect to this Amendment.

         3.4 The Additional Term Note substantially in the form of Exhibit 2.3(c) hereto.

         3.5 A consent and reaffirmation by Donald Schumacher II in the form of Exhibit A attached to this Amendment, duly executed by Donald Schumacher II.

         3.6  The sum of $20,000 as a closing fee.

         3.7  A Collateral Assignment of Trademarks.

         3.8 The Borrower shall have satisfied such other conditions as specified by the Lender or counsel to the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement.

         Section 4. REPRESENTATIONS; ACKNOWLEDGMENTS. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement, and in any and all other Loan Documents of the Borrower, are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) the Borrower is in compliance with all covenants and agreements of the Borrower as set forth in the Credit Agreement and in any and all other Loan Documents of the Borrower. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action. The Borrower acknowledges and agrees that its obligations to the Lender under the Credit Agreement and exist and are owing without offset, defense or counterclaim assertable by the Borrower against the Lender. The Borrower further acknowledges and agrees that its obligations to the Lender under the Credit Agreement, as amended, constitute "Obligations" within the meaning of the Security Agreement and are secured by the Security Agreement and the Collateral Assignment of Trademarks.

         Section 5. AFFIRMATION, FURTHER REFERENCES. Except as expressly modified under this Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under the Credit Agreement, the Security Agreement, and any and all other Loan Documents entered into with respect to the


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obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower. All references in the Credit Agreement to "this Agreement," "herein," "hereof," and similar references, and all references in the other Loan Documents to the "Agreement," shall be deemed to refer to the Agreement, as amended by this Amendment.

         Section 6. MERGER AND INTEGRATION, SUPERSEDING EFFECT. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

         Section 7. SEVERABILITY. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

         Section 8. SUCCESSORS. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

         Section 9. LEGAL EXPENSES. The Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under the Credit Agreement, as amended by this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

         Section 10. HEADINGS. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

         Section 11. COUNTERPARTS. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to this Amendment may execute any such agreement by executing a counterpart of such


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agreement.

         Section 12. GOVERNING LAW. The Amendment Documents shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

         (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.






                                            THE O'BOISIE CORPORATION

                                            By:
                                               --------------------------------

                                            Title:


                                            REPUBLIC ACCEPTANCE CORPORATION

                                            By:
                                               --------------------------------

                                            Title: